EXHIBIT 21
Matrix Service Company
Subsidiaries

Matrix Service Inc., an Oklahoma corporation
Matrix Service Canada ULC, an Alberta, Canada unlimited liability corporation
Matrix North American Construction, Inc., an Oklahoma corporation
Matrix North American Construction, Ltd., a Canadian corporation
Matrix SME Canada, Inc., a Delaware corporation
Matrix SME Canada ULC, a Nova Scotia, Canada unlimited liability corporation
Matrix PDM Engineering, Inc., a Delaware corporation
Matrix PDM, LLC, an Oklahoma limited liability corporation
Matrix Applied Technologies, Inc., a Delaware corporation
Matrix International Holding Company, Ltd., a British corporation
Matrix Applied Technologies, Ltd., a South Korean corporation
Matrix Applied Technologies, Pty. Ltd., an Australian corporation
Houston Interests, LLC, an Oklahoma limited liability corporation
Devco USA, LLC, an Oklahoma limited liability corporation
River Consulting, LLC, a Louisiana limited liability corporation
River Food Services, LLC, a Maryland limited liability corporation
S&R Technical Services, Inc., an Oklahoma corporation
Matrix Products and Services S. de R.L. de C.V., a Mexican limited liability variable stock corporation